UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) July 2, 2024

Alpine 4 Holdings, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-40913	46-5482689
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NO.)
2525 E Arizona Biltmore Circle, Suite 237
Phoenix, AZ 85016
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

480-702-2431
(ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	ALPP	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                                Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard, Transfer of Listing.
Item 8.01 Other Events

On July 2, 2024, Alpine 4 Holdings, Inc., a Delaware corporation (the “Company”) received written notification from the Listing Qualifications Department Staff (“Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) granting the Company’s request for an additional 180-day extension to regain compliance under the Nasdaq Listing Rule 5550(a)(2), the bid price requirement. The Company now has until December 23, 2024, to meet this requirement.

Nasdaq’s granting of the additional 180-day period to regain compliance with the bid price requirement has no immediate effect on the continued listing status of the Company’s Class A common stock on The Nasdaq Capital Market LLC under the trading symbol “ALPP.” If at any time during the additional 180-day extension, the bid price of the Company’s Class A common stock closes at or above $1.00 per share for a minimum of ten (10) consecutive business days, the Nasdaq Listing staff may provide the Company with written confirmation of compliance and the bid price issue may be resolved.

The Company was first notified by Nasdaq of its failure to maintain a minimum bid price of $1.00 per share under Rule 5550(a)(2) on December 27, 2023, and was given until June 24, 2024, to regain compliance. On June 12, 2024, the Company sought an additional 180-calendar-day period in which to regain compliance with the bid price requirement, which request was granted on July 2, 2024.

The Company intends to continue to monitor the bid price for its shares of Class A common stock between now and the expiration of the second compliance period and will consider all available options to resolve the deficiency including a reverse stock split, if necessary. However, there can be no assurance that the Company will be able to regain or maintain compliance with the Nasdaq listing criteria or meet the continued listing requirements of The Nasdaq Capital Market.

The Staff indicated that its determination to grant the additional 180-day period is based on the Company meeting the continued listing requirement for market value of publicly held shares and other applicable requirements for initial listing on the Capital Market, and the Company’s written notice of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary.

If the Company does not meet the minimum bid requirement during the additional 180-day extension, Nasdaq will provide written notification to the Company that its Class A common stock will be subjected to delisting. At such time, the Company may appeal the delisting determination to the Nasdaq Hearings Panel (“the Panel”). There can be no assurance that if the Company does appeal a subsequent delisting determination, that such appeal would be successful.

On a separate note, the Company participated in its Hearing with the Nasdaq Panel on July 2, 2024, in relation to its delinquent public reports, namely the Annual Report on Form 10-K for the year ended December 31, 2023, and the Quarterly Report on Form 10-Q for the period ended March 31, 2024. The Company was informed at the Hearing that the Panel’s determination can take several weeks. As such, the Company will provide additional information to Shareholders upon receipt by the Company of the Panel’s decision.

As stated previously, the Company is working diligently with its auditors to complete the Annual and Quarterly Reports and to file them with the SEC as soon as possible to regain full compliance with the reporting requirement.

Forward-looking Statements

This Report contains forward-looking statements that involve risks and uncertainties. For example, forward-looking statements include statements regarding the timing of the filing of the Company’s filings, the Company’s plan to regain compliance with the bid price requirements, and the outcome of the Company’s hearing. Actual results could differ materially from the results projected in or implied by the forward-looking statements made in this report. Factors that might cause these differences include, but are not limited to: the possibility of unanticipated delays that will prevent the filing of the Company’s filings, the risk that the work necessary to complete the filings is greater than anticipated or may involve the resolution of additional issues identified during the review process, and the outcome of the Company’s hearing. Other risk factors that may impact these forward-looking statements are discussed in more detail in the Company’s 2022 Annual Report on Form 10-K filed with the SEC on May 5, 2023. Copies of the Company’s 2022 Annual Report and other periodic reports are available through the Company's Investor Relations department and website, alpine4.com. The Company expressly disclaims any obligation or intention to update these forward-looking statements to reflect new information and developments.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpine 4 Holdings, Inc.

By: /s/ Kent B. Wilson
Kent B. Wilson
Chief Executive Officer, President
(Principal Executive Officer)

Date: July 2, 2024